UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 1.01  Entry into a Material Definitive Agreement.

On September 23, 2019, Onconova Therapeutics, Inc. (“we,” “us,” “our,” or the “Company”) entered into securities purchase agreements with certain institutional and accredited investors pursuant to which we agreed to sell an aggregate of 2,198,938 shares of our common stock, par value $0.01 per share (“common stock”) in a registered direct offering to the investors for gross proceeds of approximately $3.5 million. The purchase price per share of common stock was $1.60 per share. The offering is expected to close on or about September 25, 2019, subject to the satisfaction of customary closing conditions.

The investors in this offering are holders of our warrants to purchase shares of our convertible preferred stock issued in February 2018 (which we refer to as the February 2018 warrants) and May 2018 (which we refer to as the May 2018 warrants). We also have entered into a warrant amendment with each investor pursuant to which, for each share of common stock purchased by the investor in the offering, we will amend one outstanding February 2018 warrant held by the investor and/or one outstanding May 2018 warrant held by the investor, as applicable, to reduce the exercise price of the February 2018 warrants and/or May 2018 warrants to $1.60 per share (on an as-converted basis per share of common stock) and to extend the term of the February 2018 warrants and/or May 2018 warrants to December 31, 2022. The price for amending one outstanding February 2018 warrant and/or one outstanding May 2018 warrant was $0.125 per share (on an as-converted basis per share of common stock).

We also entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the offering. We have agreed to pay Wainwright $56,000 for non-accountable expenses, and $10,000 for clearing expenses.

We also have agreed to issue to Wainwright placement agent warrants to purchase up to 109,585 shares of common stock, which represents a number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock sold in this offering but excluding the number of shares sold to one of our directors. The placement agent warrants have an exercise price of $2.00 per share of common stock, which equals 125% of the offering price for the shares sold in the registered direct offering. The placement agent warrants will be immediately exercisable and will expire on September 23, 2023.

Additionally, we have granted to Wainwright, subject to certain conditions, a six-month right of first refusal with respect to additional raises of funds by us. In addition, if any investor introduced to us by Wainwright participates in a capital raising transaction during the eight months following termination or expiration of our engagement of Wainwright, we have agreed to pay to Wainwright the cash compensation described herein in connection with capital provided by such investor.

The net proceeds to us from the offering, after deducting Wainwright’s placement agent expenses and other estimated offering expenses payable by us are expected to be approximately $3.3 million.

The shares of our common stock subject to the securities purchase agreement were offered and will be sold pursuant to a prospectus supplement that will be filed with the Securities and Exchange Commission (“SEC”), in connection with a takedown from our effective shelf registration statement on Form S-3 (File No. 333-221684) (the “Registration Statement”) and the base prospectus dated as of December 28, 2017 contained in such Registration Statement. We also will file with the SEC amended prospectus supplements relating to the amendments to the February 2018 warrants (pursuant to our registration statement on Form S-1 (Registration No. 333-222374)) and May 2018 warrants (pursuant to our registration statement on Form S-1 (Registration No. 333-224315)) described above.

The securities purchase agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the securities purchase agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

The descriptions of terms and conditions of the securities purchase agreement and the placement agent warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of securities purchase agreement and the form of placement agent warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the shares of common stock offered by us in the registered direct offering is attached as Exhibit 5.1 hereto.

Item 8.01  Other Events.

On September 19, 2019, the Company terminated the proposed public offering of shares of its common stock and potentially Series C Convertible Preferred Stock (the “Series C Preferred”) with the bank named in the preliminary prospectus supplement dated September 13, 2019 and the additional preliminary prospectus supplement dated September 17, 2019 based on an assessment by the Company that current equity market conditions were not conducive for an offering on terms that would be in the best interests of the Company’s shareholders.  The Company has not designated shares of Series C Preferred.

This filing on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Placement Agent Warrant

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Form of Securities Purchase Agreement, dated as of September 23, 2019, among Onconova Therapeutics, Inc. and the Purchasers named therein

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer